    As Filed With the Securities and Exchange Commission on February 13, 1998
                                                       Registration No. 33-79772


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON. D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   DATUM INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                       95-2512237
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                    9975 TOLEDO WAY, IRVINE, CALIFORNIA 92718
               (Address of Principal Executive Offices) (Zip Code)


                            1994 STOCK INCENTIVE PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                           (Full titles of the plans)


                           Louis B. Horwitz, President
                    9975 Toledo Way, Irvine, California 92718
                     (Name and address of agent for service)

                                 (714) 598-7500
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Lawrence C. Cohn, Esq.
          Stradling, Yocca, Carlson & Rauth, a Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents are incorporated herein by reference:

         (a) The Registrant's Annual Report to Stockholders for the calendar year ending December 31, 1996.

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the calendar year covered by the Annual Report referred to in (a) above.

         (c) The description of the Registrant's Common Stock that is contained in the Registrant's registration statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad as to include indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article V of the Registrant's Bylaws provides for indemnification of its officers and directors. In addition, the Company has entered into separate Indemnification Agreements with certain of its directors and officers.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following are filed as part of this registration statement:

        Number                     Description
        ------                     -----------
         4.1      1994 Stock Incentive Plan, (incorporated by reference to
                  Registrant's registration statement on Form S-8 Registration
                  #33-79772).

         4.1.1    Amendment to 1994 Stock Incentive Plan, effective March 17,
                  1995 (incorporated by reference to Form 10-K for the year ended December 31, 1994).

         4.1.2    Second Amendment to 1994 Stock Incentive Plan, effective June
                  5, 1997.

         4.2      Employee Stock Purchase Plan (incorporated by reference to
                  Registrant's Proxy Statement for its Annual Meeting of
                  Stockholders of June 5, 1997, filed with the Commission on May
                  1, 1997).

         23       Consent of Price Waterhouse, independent accountants.

         24       Power of Attorney.*

-----------------------
*  Previously filed.

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any material information with respect
                  to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 9th day of February, 1998.

                                        DATUM INC.



                                        By:  /s/Louis B. Horwitz
                                             -------------------------------
                                             Louis B. Horwitz, President


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


             Signature                                      Title                                    Date
             ---------                                      -----                                    ----
         /s/Louis B. Horwitz                  President, Chief Executive Officer               February 9, 1998
---------------------------------------       and Director
           Louis B. Horwitz                   (Principal Executive Officer)


           /s/David A. Young                  Vice President and Chief Financial               February 9, 1998
---------------------------------------       Officer
            David A. Young                    (Principal Financial Officer)


          /s/James A. Madsen                  Controller                                       February 9, 1998
---------------------------------------       (Principal Accounting Officer)
            James A. Madsen


         /s/G. Tilton Gardner                 Director                                         February 9, 1998
---------------------------------------
           G. Tilton Gardner


           /s/Dan L. McGurk                   Director                                         February 9, 1998
---------------------------------------
             Dan L. McGurk


          /s/Edward A. Money                  Director                                         February 9, 1998
---------------------------------------
            Edward A. Money



          /s/Michael M. Mann                  Director                                         February 9, 1998
---------------------------------------
             Michael M. Mann


          /s/R. David Hoover                  Director                                         February 9, 1998
---------------------------------------
             R. David Hoover

By:       /s/Louis B. Horwitz
   ----------------------------------
     Louis B. Horwitz,
     Attorney-in-fact

                                  EXHIBIT INDEX

   Exhibit                                                                                            Sequential
   Number                                          Description                                        Page Number
   ------                                          -----------                                        -----------
    4.1             1994 Stock Incentive Plan, (incorporated by reference to
                    Registrant's registration statement on Form S-8 Registration
                    #33-79772).

    4.1.1           Amendment to 1994 Stock Incentive Plan, effective March 17,
                    1995 (incorporated by reference to Form 10-K for the year ended December 31, 1994).

    4.1.2           Second Amendment to 1994 Stock Incentive Plan, effective June 5, 1997.

    4.2             Employee Stock Purchase Plan (incorporated by reference to
                    Registrant's Proxy Statement for its Annual Meeting of
                    Stockholders of June 5, 1997, filed with the Commission on May 1, 1997).

    23              Consent of Price Waterhouse, independent accountants.

    24              Power of Attorney.*

-----------------------
*  Previously filed.